Exhibit 99.1

Hut 8 Expands Corporate Liquidity with $1.07 Billion Senior Secured Revolving Credit Facility

Committed bank liquidity expands funding capacity across the development lifecycle

MIAMI, September 28, 2026 – Hut 8 Corp. (Nasdaq, TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive technologies, today announced the closing of a $1.07 billion four-year senior secured revolving credit facility (the “Facility”).

The Facility strengthens Hut 8’s parent-level liquidity and broadens access to capital as the Company continues to pursue an investment-grade corporate profile. The financing builds on Hut 8’s track record of disciplined capital markets execution, including $7.5 billion of fully amortizing, non-recourse investment-grade project financing to fund development and construction at its River Bend and Beacon Point AI data center campuses.

Facility Highlights

•	Provides immediate access to non-dilutive capital: The Facility provides committed capital at a drawn margin ranging from SOFR plus 150 to 200 basis points based on the Company’s consolidated total debt-to-market-capitalization ratio, with an initial margin of SOFR plus 175 basis points at closing. Subject to customary conditions, borrowings can be drawn as needed and repaid without prepayment penalties.
•	Preserves financing flexibility: Committed liquidity for interim working capital needs allows Hut 8 to optimize the timing and structure of long-term financing.
•	Improves capital efficiency across the project lifecycle: The Facility’s $1.07 billion letter-of-credit sublimit supports collateral requirements associated with site development, including interconnection deposits and obligations to utilities and equipment vendors, reducing the need to post cash collateral.

Sean Glennan, CFO of Hut 8, said: “We are building a capital structure designed to scale with the business while giving us control over when, where, and how we deploy capital, flexibility that matters given the speed and capital intensity of AI infrastructure development. This Facility adds more than $1 billion of committed, non-dilutive bank liquidity at the parent level, giving us the ability to fund projects through development while we determine the optimal timing and structure for long-term, non-recourse financing as they de-risk. That approach helps us optimize our cost of capital, limit dilution, and continue building toward an investment-grade corporate profile.”

J.P. Morgan acted as Lead Left Arranger and Bookrunner and serves as Administrative Agent. Citi, Goldman Sachs and Morgan Stanley served as Joint Lead Arrangers and Joint Bookrunners. The Facility was provided by a syndicate of 12 lenders.

About Hut 8

Hut 8 is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive technologies such as AI, high-performance computing, and ASIC compute. The Company develops, commercializes, and operates industrial-scale energy and data center infrastructure through a power-first, innovation-driven approach. For more information, visit hut8.com.

Cautionary Note Regarding Forward-Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including statements relating to the anticipated use of proceeds from the Facility, the expected benefits of the Company’s financing model, the Company’s pursuit of a corporate investment-grade profile, the Company’s development pipeline, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “allow,” “believe,” “estimate,” “expect,” “predict,” “can,” “might,” “potential,” “is designed to,” “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, risks relating to the construction of new data centers, including cost overruns, delays, supply chain issues, permitting or regulatory hurdles, unexpected technical challenges, and dependency on contractors; risks relating to the financing of new data centers, including the potential dilutive impact of equity issuances (if any), access to capital markets, timing and cost of financing, and market conditions such as increases in interest rates, declining equity valuations, volatility in credit markets, or tightening lending standards; risks impacting our ability to expand the power capacity at the River Bend campus, such as limitations of transmission and/or generation resources; failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at sec.gov and SEDAR+ profile at sedarplus.ca. Information in this press release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Contacts

Hut 8 Investor Relations

ir@hut8.com

Hut 8 Public Relations

media@hut8.com

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